                                                                     EXHIBIT 3.4

                                               Adopted by the Board of Directors
                                               ---------------------------------
                                                                       June 2002
                                                                       ---------


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 AMX CORPORATION

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 AMX CORPORATION


                                TABLE OF CONTENTS


ARTICLE I.               Offices.

         1.01.           Principal Office.
         1.02.           Other Offices.

ARTICLE II.              Meetings of Shareholders.

         2.01.           Place of Meetings.
         2.02.           Annual Meeting.
         2.03.           List of Shareholders.
         2.04.           Special Meetings.
         2.05.           Notice.
         2.06.           Quorum.
         2.07.           Voting on Matters Other than the Election of Directors.
         2.08.           Voting in the Election of Directors.
         2.09.           Voting Procedure.
         2.10.           Action Without a Meeting.
         2.11.           Telephone Meetings.
         2.12.           Conduct of Meetings.
         2.13.           Postponement and Cancellation of Shareholder Meeting.
         2.14.           Notice of Shareholder Business and Nominations.

ARTICLE III.             Directors.

         3.01.           Management.
         3.02.           Number; Election; Term.
         3.03.           Change in Number.
         3.04.           Election of Directors.
         3.05.           Place of Meetings.
         3.06.           First Meetings.
         3.07.           Regular Meetings.
         3.08.           Special Meetings.
         3.09.           Quorum.
         3.10.           Removal.
         3.11.           Vote of Directors to Fill Vacancy.
         3.12.           Vote of Shareholders to Fill Vacancy.
         3.13.           Action Without Meeting; Telephone Meetings.
         3.14.           Chairman of the Board.
         3.15.           Compensation.


                                      (ii)

         3.16.     Committees.

ARTICLE IV.        Notices.

         4.01.     Method.
         4.02.     Waiver.

ARTICLE V.         Officers.

         5.01.     Elected Officers.
         5.02.     Election.
         5.03.     Appointive Officers.
         5.04.     Two or More Offices.
         5.05.     Compensation.
         5.06.     Term of Office; Removal; Filling of Vacancies.
         5.07.     Chairman of the Board.
         5.08.     Chief Executive Officer.
         5.09      Chief Operating Officer.
         5.10.     Chief Financial Officer.
         5.11.     President.
         5.12.     Vice Presidents.
         5.13.     Treasurer.
         5.14.     Assistant Treasurers.
         5.15.     Secretary.
         5.16.     Assistant Secretaries.
         5.17.     Additional Powers and Duties.

ARTICLE VI.        Certificates Representing Shares.

         6.01.     Certificates.
         6.02.     Lost Certificates.
         6.03.     Transfer of Shares.
         6.04.     Registered Shareholders.
         6.05.     Fixing Record Date for Matters Other Than Consents to Action.
         6.06.     Fixing Record Date for Consents to Action.
         6.07.     Distribution Held in Suspense.
         6.08.     Joint Owners of Shares.

ARTICLE VII.       General Provisions.

         7.01.     Distributions.
         7.02.     Reserves.
         7.03.     Checks.
         7.04.     Fiscal Year.
         7.05.     Seal.
         7.06.     Indemnification.


                                     (iii)

         7.07.       Transactions with Directors and Officers.
         7.08.       Amendments.
         7.09.       Table of Contents; Headings.



                                      (iv)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 AMX CORPORATION
                               (the "Corporation")


                                   ARTICLE I.

                                     OFFICES

         Section 1.01. Principal Office. The principal business office of the Corporation shall be at 3000 Research Drive, Richardson, Texas 75082.

         Section 1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place of Meetings. Meetings of shareholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.02. Annual Meeting. An annual meeting of the shareholders shall be held at such time as the Board of Directors may decide, at which meeting they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.03. List of Shareholders. The officer or agent having charge of the share transfer records shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present. The original share transfer records shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

          Section 2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chief Executive Officer, President, the Board of Directors, or the

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holders of not less than ten percent (10%) of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 2.05. Notice. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting; provided, however, in the event of a merger or consolidation, such notice shall be delivered not less than twenty (20) days before the meeting.

         Section 2.06. Quorum. Unless otherwise provided in the Articles of Incorporation, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         Section 2.07. Voting on Matters Other Than the Election of Directors. With respect to any matter other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders unless otherwise provided in the Articles of Incorporation or these Bylaws.

         Section 2.08. Voting in the Election of Directors. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of shareholders at which a quorum is present unless otherwise provided in the Articles of Incorporation or these Bylaws.

         Section 2.09. Voting Procedure. Each outstanding share of common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing subscribed by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 2.10. Action Without a Meeting. Except as otherwise provided below, any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         The Articles of Incorporation may provide that any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. If the Articles of Incorporation make such a provision, then such written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by the Texas Business Corporation Act, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation.

         A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder shall be regarded as signed by the shareholder for purposes of this section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         Section 2.11. Telephone Meetings. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 2.12. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board or by another chair designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the exclusive right and authority to appoint such inspectors and other officials and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. No business may be transacted at any meeting of shareholders, other than business that is either (w) adjournment or other ministerial matter, (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (z) otherwise properly brought before the meeting by any shareholder of the Corporation who is a shareholder of record on the date of such meeting, on the date of the giving of the notice provided for in Section
2.14 of this ARTICLE II, and on the record date for the determination of shareholders entitled to vote at such meeting and who complies with the procedures set forth in Section 2.14 of this ARTICLE II.

         Section 2.13. Postponement and Cancellation of Shareholder Meeting. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.

         Section 2.14. Notice of Shareholder Business and Nominations.

         (A) Annual Meetings of Shareholders.

         (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.14 of these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14 of these Bylaws.

         (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.14 of these

Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day nor later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed to more than 30 days from the first anniversary date of the previous year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting to be held and not later than the close of business on the later of the 60th day prior to such annual meeting to be held or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, such person's education and business experience, as well as all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner (as determined pursuant to the rules promulgated under the Exchange Act), if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Corporation may require any proposed nominee or proponent to furnish such other information as may be reasonably requested.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.14 of these Bylaws to the contrary, in the event that the size of the Board of Directors is proposed to be increased, and there is no public announcement by the Corporation naming all of the nominees for director and specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.14 of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Shareholders. Only such business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of the shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.14 of these Bylaws, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14 of these Bylaws. In the event a special meeting of shareholders is called for the purpose of electing one or more Directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such positions as specified in the notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this
Section 2.14 of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     (C) General.

     (1) A person who is not nominated in accordance with the procedures set forth in this Section 2.14 of these Bylaws shall not be eligible to serve as a Director and a shareholder proposal that is not made in accordance with the procedures set forth in this Section 2.14 of these Bylaws shall not be considered at the meeting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 of these Bylaws and if such nominee meets the qualifications set forth in these Bylaws. If any proposed nomination or business is not in compliance with these Bylaws, the chair of the meeting shall have the power and the duty to declare that such nominations or business shall be disregarded.

     (2) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section 2.14 of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14 of these Bylaws. Nothing in this Section
2.14 of these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock.

                                  ARTICLE III.

                                    DIRECTORS

         Section 3.01. Management. The powers of the Corporation shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of the Board of Directors that may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall keep regular minutes of its proceedings.

         Section 3.02. Number; Election; Term. The Directors of the Corporation shall consist of not less than one (1) Director, as determined from time to time by resolution of the Shareholders or the Directors of the Corporation. Directors need not be shareholders or residents of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders by the holders of shares entitled to vote in the election of Directors and, except as hereinafter provided, each Director elected shall hold office for the term for which such Director is elected and until such Director's successor shall have been elected and shall qualify.

         Section 3.03. Change in Number. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.

         Section 3.04. Election of Directors. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of shareholders at which a quorum is present unless otherwise provided in the Articles of Incorporation or these Bylaws. At every election of Directors, each shareholder shall have the right to vote in person or by proxy the number of voting shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Cumulative voting shall be prohibited.

         Section 3.05. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         Section 3.06. First Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

         Section 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 3.08. Special Meetings. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each Director, either personally or by mail or by telegram and shall be called by the President or any officer in like manner and on like notice on the written request of two (2) or more of the Directors. Except as may be otherwise expressly provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice of such meeting.

         Section 3.09. Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of the Directors fixed by or in the manner provided in the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law, the Articles of Incorporation or the Bylaws. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.10.  Removal.

         (A) No Director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except at a meeting called expressly for such purpose pursuant to these Bylaws. No Director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except for cause, which shall be deemed to exist only if: (i) such Director has been convicted, or such Director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the other members of the Board of Directors at any regular or special meeting of the Board of Directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director of the Corporation; or (iv) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the other members of the Board of Directors at any regular or special meeting of the Board of Directors called for such purpose to have breached such Director's duty of loyalty to the Corporation or its shareholders or to have engaged in any transaction with the Corporation from which such Director derived an improper personal benefit. No Director of the Corporation so removed may be nominated, re-elected or reinstated as a Director of the Corporation so long as the cause for removal continues to exist. Any proposal by a shareholder of the Corporation to remove a Director of the Corporation, in order to be validly acted upon at any meeting, shall comply with Section 2.14 hereof.

         (B) Notwithstanding Section 3.10(A) hereof, whenever holders of shares of one or more outstanding series of preferred stock of the Corporation are entitled to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Articles of Incorporation, any Director of the Corporation so elected may be removed in accordance with such provisions.

         Section 3.11. Vote of Directors to Fill Vacancy. Any vacancy occurring in the initial Board of Directors before the issuance of shares may be filled by the affirmative vote or written consent of a majority of the incorporators or by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Any vacancy subsequently occurring in the Board of Directors after the issuance of shares may be filled in accordance with
Section 3.12 of this Article III or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with Section 3.12 of this Article III or may be filled by the Board of Directors for a term of office continuing only until the next election of one
(1) or more Directors by the shareholders; provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of the shareholders.

         Section 3.12. Vote of Shareholders to Fill Vacancy. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at any annual or special meeting of shareholders called for that purpose.

         Section 3.13. Action Without Meeting; Telephone Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 3.14. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and perform such other duties as the Board may from time to time assign to the Chairman.

         Section 3.15. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the

Corporation in any other capacity and receiving compensation therefor. Members of any committee designated by the Board may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

         Section 3.16. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one (1) or more committees, each of which shall be comprised of one (1) or more of its members and may designate one (1) or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, except to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by law or by the Articles of Incorporation. Any member of the committees may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                   ARTICLE IV.

                                     NOTICES

         Section 4.01. Method. Whenever by statute, the Articles of Incorporation or these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, either personally or by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the share transfer records of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given three business days after the same shall be thus deposited in the United States mail as aforesaid.

         Section 4.02. Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a shareholder or Director to any action taken or resolution adopted by the shareholders or Directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.

                                   ARTICLE V.

                                    OFFICERS

         Section 5.01. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), President, and one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary, and a Treasurer. The Chairman of the Board, if any, shall be a member of the Board of Directors. No other elected officer of the Corporation need be a member of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 5.02. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.

         Section 5.03. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors.

         Section 5.04. Two or More Offices. Any two (2) or more offices may be held by the same person.

         Section 5.05. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors. The Board of Directors may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

         Section 5.06. Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 5.07. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and perform such other duties as the Board may from time to time assign to the Chairman.

         Section 5.08. Chief Executive Officer. The Board of Directors may, but shall not be required to, elect a Chief Executive Officer. If so elected, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors unless the Board shall choose to elect a Chairman of the Board, in which event the Chief Executive Officer shall preside at Board of Directors' meetings in the absence of the Chairman of the Board of Directors. The Chief Executive Officer shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe. Such duties shall be performed by the President of the Corporation if the Board of Directors does not elect a Chief Executive Officer.

         Section 5.09. Chief Operating Officer. The Board of Directors may, but shall not be required to, elect a Chief Operating Officer. If so elected, the Chief Operating Officer shall have general and active management of the day-to-day operations of the Corporation and shall perform such other duties as the Board of Directors shall prescribe. Such duties shall be performed by the President of the Corporation if the Board of Directors does not elect a Chief Operating Officer.

         Section 5.10. Chief Financial Officer. The Board of Directors may, but shall not be required to, elect a Chief Financial Officer. If so elected, the Chief Financial Officer shall have principal responsibility for the financial, tax and accounting affairs of the Corporation and shall discharge such specific responsibilities in connection therewith, including, without limitation, preparation of periodic financial statements of the Corporation, as may be assigned to such person from time to time by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the President. Such duties shall be performed by the Treasurer of the Corporation if the Board of Directors does not elect a Chief Financial Officer.

         Section 5.11. President. The President shall have general powers of oversight, supervision and management of the business and affairs of the Corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. The President shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 5.12. Vice Presidents. Each Vice President shall have such titles as may be prescribed by the Board of Directors, and shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Chief Executive Officer, the Chief Operating Officer, the President, or the Board of Directors.

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

         Section 5.13. Treasurer. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct or as shall be selected in accordance with procedure established by the Board; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, or the Board of Directors. If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office.

         Section 5.14. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, The Chief Financial Officer, the President, or the Board of Directors.

         Section 5.15. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, or the Board of Directors.

         Section 5.16. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, or the Board of Directors.

         Section 5.17. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services, and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws or as the Board of

Directors may from time to time determine or as may be assigned to them by any competent superior officer.

                                   ARTICLE VI.

                        CERTIFICATES REPRESENTING SHARES

         Section 6.01. Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

         Section 6.02. Lost Certificates. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 6.03. Transfer of Shares. Except as is otherwise provided in these Bylaws, shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.04. Registered Shareholders. Unless otherwise provided by statute, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation as of a record date fixed pursuant to Sections 6.05 and 6.06) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the Texas Business Corporation Act or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, Directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

         Section 6.05. Fixing Record Date for Matters Other Than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which such notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         Section 6.06. Fixing Record Date for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to this
Article VI, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten
(10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been affixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts resolution taking such prior action.

         Section 6.07. Distribution Held in Suspense. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares or to such holder's heirs, successors or assigns, and have been held in suspense by the Corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in Section 6.05, or to such holder's heirs, successors or assigns.

         Section 6.08. Joint Owners of Shares. When shares are registered on the books of the Corporation in the names of two (2) or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm, or Corporation (including that surviving joint owner individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares. The Corporation permitting such a transfer by and making any distribution to such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those shares or distributions is discharged from all liability for the transfer or payment so made; provided, however, that the discharge of the Corporation from liability and the transfer of full legal and equitable title of the shares in no way affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those shares or distributions against the surviving owner or owners.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

         Section 7.01. Distributions. Distributions upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Distributions may be paid in cash, in property or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation.

         Section 7.02. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of

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

Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7.05. Seal. The corporate seal shall be kept in the safe custody of the Secretary of the Corporation and shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7.06. Indemnification. The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act.

         Section 7.07. Transactions with Directors and Officers. No contract or transaction between the Corporation and one (1) or more of its Directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her, its or their votes are counted for such purpose, if:

                  (1) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                  (2) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

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

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         Section 7.08. Amendments. The Board of Directors may amend or repeal the Bylaws of the Corporation or adopt new Bylaws, unless: (1) the Articles of Incorporation or the Texas Business Corporation Act reserves the power exclusively to the shareholders in whole or part; or (2) the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation provide otherwise, the holders of a majority of the outstanding shares of capital stock entitled to vote may amend, repeal or adopt any Bylaw, even though such Bylaw may also be amended, repealed or adopted by the Board of Directors.

         Section 7.09. Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

                            CERTIFICATE BY SECRETARY

         The undersigned, being the Secretary of the Corporation, hereby certifies that the foregoing code of Bylaws was duly adopted by the Directors of said Corporation effective on August 22, 2001.

                                    ------------------------------------
                                    Secretary


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